Exhibit (g)(6)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

CITIBANK, N.A.

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF OCTOBER 10, 2003

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A. Additional Custodians

Bank of New York	FICASH
FITERM

B. Special Subcustodian

Subcustodian	Purpose
Bank of New York	Variable Rate Demand Notes
Chemical Bank, N.A.	Variable Rate Demand Notes
Bankers Trust Company	Variable Rate Demand Notes
NCNB National Bank of North Carolina	Variable Rate Demand Notes
NationsBank of Virginia	Variable Rate Demand Notes

C. Foreign Subcustodians

Country	Subcustodian	Depositories

Argentina	Citibank, N.A.	Caja de Valores S.A. Central de Registration y Liquidacion (CRYL) Argenclear (clearing only)
Australia	Citicorp Nominees Pty.	Austraclear, Ltd. Clearing House Electronic Subregister System (CHESS)
Austria	Citibank, N.A.	Oesterreichische Kontrollbank AG (OeKB)
Bangladesh	Standard Chartered Bank PLC
Belgium	Fortis Bank Citibank, N.A.	Euroclear National Bank of Belgium (NBB) Caisse Interprofessionnelle de Depots/Birements de Titres Clearnet, S.A.
Bolivia		Emtodad de De[psotp de Valores
Bermuda	Bank of Bermuda	Bermuda Securities Depository (BSD)
Botswana	Barclays Bank of Botswana Ltd.
Brazil	Citibank, N.A.	CBLC/ex-Calipsa (BVSPA Clearing House; incl. CLC) CETIP Central Bank (SELIC)
Bulgaria	ING Bank N.V.
Canada	Citibank Canada	Canadian Depository for Securities Ltd.
Chile	Citibank, N.A.	Deposito Central de Valores SA (DCV)
China	Citibank, N.A.	China Sec. Depository & Clearing Corp/Shanghai Branch China Sec. Depository & Clearing Corp/Shenzhen Branch
Colombia	Cititrust Colombia S.A.	Deposito Central de Valores (DCV) Deposito Centralizado de Valores (DECEVAL)
Costa Rica	Banco BCT SA
Croatia	Privredna Banka Zagreb Dd
Czech Republic	Citibank, A.S.	Czech National Bank (CNB) Stredisko Cennych Papiru (SCP)
Denmark	Nordea Bank Denmark A/S
Ecuador	Citibank, N.A.
Egypt	Citibank, N.A.	Central Depository (Misr for Clearing, Settlement and Depository - depository only)
Estonia	Hansabank Ltd.
Finland	Nordea Bank Finland PLC
France	Citibank International Plc	Euroclear France Clearnet, S.A.
Germany	Citigroup Global Markets Deutschland AG & Co. KGaA	Clearstream Banking AG
Greece	Citibank International Plc.	Central Securities Depository SA (CSD) Bank of Greece securities settlement system (BOGS)
Hong Kong	Citibank, N.A.	Central MoneyMarket Unit (CMU) Hong Kong Securities Clearing Company Limited (HKSCC)
Hungary	Citibank Rt.	Keler Rt. (Kozponti Ertektar 3s Elszamolohaz Rt.)
India	Citibank, N.A.

Bank of India Shareholding Ltd.

National Securities Clearing corp Ltd

National Securities Depository Limited

Public Debt Office/RBI

Central Depository Services Limited

Clearing Corporation of India Limited

Indonesia	Citibank, N.A.	PK Kustodia Sentral Efek Indonesia (KSEI)
Ireland	Citibank International Plc
Israel	Bank Hapoalim
Italy	Citibank, N.A.	Monte Titoli (MT) Bank of Italy Cassa di Compensazione e Garanzia Clearnet, S.A.
Japan	Citibank, N.A.	Bankof Japan (BOJ) JASDEC Japan Bond Settlement Network
Jersey	Citibank, N.A.
Jordan	Citibank, N.A.
Korea	Citibank, N.A.	Korea Securities Depository (KSD)
Latvia	Hansabanka
Lithuania	AB Bankas Hanas - LTB
Luxembourg	Citibank International plc	Clearstream Banking S.A.
Malaysia	Citibank Berhad	Bank Negara Malaysia (BNM) Malaysian Central Depository Sdn. Bhd. (MCD)
Mauritius	The Hongkong and Shanghai Banking Corporation, Ltd.
Mexico	Banco Nacional De Mexico (Banamex)	S.D. Indeval, S.A. de CV
Morocco	Citibank, Maghreb	Maroclear
Netherlands	Citibank International Plc.	Necigef NIEC Clearnet, S.A.
New Zealand	Citibank Nominees (New Zealand) Limited	Reserve Bank of New Zealand/ Austraclear New Zealand
Norway	Nordea Bank Norges ASA
Pakistan	Citibank, N.A.	State Bank of Pakistan Central Depository Company of Pakistan (CDC)
Peru	Citibank, N.A.	CAVALI ICLV S.A.
Phillippines	Citibank, N.A.	Philippines Central Depository (PCD) Register of Scripless Securities (RoSS)
Poland	Bank Handlowy w Warsawie SA	National Depository for Securities (NDS) National Bank of Poland (NBP)
Portugal	Citibank International Plc	Interbolsa Euronext-Portugal
Puerto Rico	Citibank, N.A.
Romania	Citibank Romania S.A.	BSE Depository/Settlement Bank Societatea Nationala de compensare, decontare si depozitare pentru valori mobilare SA (SNCDD)
Russia	ZAO Citibank	Bank for Foreign trade of the Russian Federation (VTB) The National Depository Centre (NDC)
Singapore	Citibank, N.A.	Central Depository Pte. Ltd.
Slovak Republic	Ceskoslovenska Obchodna Banka, s.a.
Slovenia	Bank Austria Creditanstalt dd (BACA)
South Africa	FirstRand Bank Ltd
Spain	Citibank International Plc.	Servicio de Compensacion y LIquidacion de Valores (SCLV) Mercado Espanol de Futuros Financieros (MEFF)
Sri Lanka	Citibank, N.A.	Central Depository
Sweden	Skandinaviska Enskilda Banken
Switzerland	Citibank, N.A.	SIS SegaInterSettle AG
Taiwan	Citibank, N.A.	Taiwan Securities Central Depository Co. Ltd. (TSCD)
Thailand	Citibank, N.A.	Thailand Securities Depository Co. Ltd. (TSD)
Turkey	Citibank, N.A.	Instanbul Stock Exchange Settlement/Custody Bank Central Bank of Turkey
Ukraine	ING Bank Ukraine
United Kingdom	Citibank, N.A.	CREST Central Money Markets Office London Stock Exchange London Clearing House
United States	Citibank	NY Federal Reserve (securities) DTC NSCC
Venezuela	Citibank, N.A.	Caja Venezolana de Valores CA (CVV) Central Bank - Banco Central de Venezuela (BCV)
Zimbabwe	Barclays Bank of Zimbabwe

Each of the Investment Companies listed on
Appendix "A" to the Custodian Agreement,
on behalf of each of their respective portfolios

By: /s/ John Costello
Name:	John Costello
Title:	Assistant Treasurer

Citibank, N.A.	N.A.

By: /s/Patrick J. Walsh Name: Patrick J. Walsh Title: Managing Director